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                            ARCO Chemical Company  [COMPANY LOGO APPEARS HERE]

                                PUBLIC AFFAIRS  NEWS


                                                          3801 West Chester Pike
                                                   Newtown Square, PA 19073-2387

FOR RELEASE: IMMEDIATELY

               ARCO CHEMICAL COMPLETES SALE OF PLASTICS BUSINESS
                              TO NOVA CORPORATION

     Newtown Square, PA, October 1, 1996 -- ARCO Chemical Company (NYSE:RCM) today announced the completion of the sale of its plastics business to NOVA Chemicals Inc., a wholly owned subsidiary of NOVA Corporation (NYSE:NVA). A letter of intent under which NOVA Chemicals proposed to purchase ARCO Chemical's plastics business, including DYLITE(R) EPS and DYLARK(R) engineering resins product lines, was signed on June 10, 1996. The sale price was approximately US$160 million.

     "We are pleased to have closed this transaction on the timetable we set at the time of our announcement," commented Marvin O. Schlanger, Executive Vice President and Chief Operating Officer of ARCO Chemical. "With the sale of our plastics business now behind us, we can concentrate more fully on the strategic growth areas of our company."

     ARCO Chemical is a leading worldwide manufacturer and marketer of intermediate chemicals and specialty products used in a broad range of consumer and industrial products.

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For more information contact:

Gerald T. Davis, Public Relations (610) 359-3198
Patricia A. Bartlett, Investor Relations (610) 359-3171

                                  EXHIBIT 99